Exhibit 1.01

Starbucks Corporation
Conflict Minerals Report
(For the Calendar Year Ended December 31, 2016)

This is Starbucks Corporation’s (“Starbucks”) 2016 Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 and Form SD (the “Conflict Minerals Rule”) under the Securities and Exchange Act of 1934 for the reporting period of January 1, 2016 to December 31, 2016 (the “Reporting Period”).
I. Introduction
Starbucks sells a variety of merchandise, in addition to coffee and other beverages and food products, to customers through our company-operated stores and to licensees and foodservice operators for re-sale to their customers. We also sell certain equipment (such as coffee brewers and espresso machines) and furniture to some of these licensees and foodservice operators for their use but not for re-sale to customers. All these products are manufactured directly or indirectly by our suppliers.
II. Reasonable Country of Origin Inquiry
Starbucks conducted a reasonable country of origin inquiry (“RCOI”) under the Conflict Minerals Rule to determine whether any tantalum, tin, tungsten or gold (“Conflict Minerals” or “3TG”) necessary to the functionality or production of products which we manufactured or contracted to manufacture originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries” or “DRC”) or are from recycled or scrap sources. Starbucks assembled teams of Starbucks employees from our Legal, Supply Chain and Global Responsibility functions. The Supply Chain team conducted an investigation to compile a list of suppliers of potentially relevant products manufactured during the Reporting Period containing Conflict Minerals. The team queried employees involved in procuring and selling such products, including whether the Conflict Minerals were necessary for the functionality or production of the product and identifying the supplier of the product. If there was uncertainty whether Conflict Minerals were necessary to the functionality or the production of the product, the supplier remained on the list. A total of 58 suppliers (“Identified Suppliers”) were identified.
Starbucks engaged a third-party service provider (“Service Provider”) to assist Starbucks with our RCOI and engage with Identified Suppliers. Starbucks worked with our Service Provider to collect information about the presence and sourcing of Conflict Minerals used in the products and components supplied to Starbucks. Our Service Provider utilizes an online system to collect, store and review information provided by suppliers, to identify downstream suppliers and sourcing practices, track information on smelters and refiners and to identify risks in sourcing practices. The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”).
An introductory e-mail from Starbucks was sent to the Identified Suppliers describing the Conflict Minerals Rule and identifying our Service Provider as the third-party service provider assisting Starbucks with supplier engagement and the Conflict Minerals Rule’s compliance process. The introductory e-mail also conveyed that Starbucks expected the Identified Suppliers to cooperate with the compliance process. Following the introductory e-mail, our Service Provider sent a subsequent e-mail to the Identified Suppliers containing a registration and survey request link for the online data collection platform.
Identified Suppliers were also given access to our Service Provider's supplier resource center. The Service Provider's supplier resource center contains materials on the Conflict Minerals compliance requirements and process, applicable regulations, answers to frequently asked questions concerning Conflict Minerals tracing, and provides opportunities to participate in webinars providing information on the Conflict Minerals Rule.
Following the initial introductions to the program and information request, reminder e-mails were sent to each non-responsive Identified Supplier requesting survey completion. Identified Suppliers who remained non-responsive to these e-mail reminders were contacted by our Service Provider by telephone and offered assistance. If, after these efforts, an Identified Supplier still did not register or provide the information requested, Starbucks contacted the unresponsive Identified Supplier by e-mail and telephone to request their participation in the program. Our Service Provider then followed up with an e-mail to the Identified Supplier.
Identified Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin. Where an Identified Supplier was unable to provide a CMRT, our Service Provider requested information on the Identified Supplier’s suppliers of products or components which may require 3TG for their production or functionality. These suppliers, and subsequent tiers of suppliers as needed, were then engaged by our Service Provider following the contact procedures explained above.
The responses from Identified Suppliers were evaluated for plausibility, consistency and gaps, and additional contact was made with those Identified Suppliers seeking to resolve inconsistencies and gaps.

Our Service Provider maintains an SOR database to document which companies are known metal processors (i.e., verified) and which companies are exclusive recyclers, as well as mine country of origin information and DRC conflict-free certification status. Our Service Provider collects SOR data submitted by suppliers via CMRTs and compares it against its existing database. Supplier responses listing entities that are not verified SORs are flagged and suppliers are asked for further clarification.
III. Results of RCOI
Of the 58 Identified Suppliers engaged in the RCOI , 98% responded. Of these responding suppliers, 53% indicated that the products they supplied to Starbucks contained Conflict Minerals necessary to the functionality or production of such products. These products include certain equipment sold to licensees. Based on the RCOI process described above, 331 SORs were identified as sources of Conflict Minerals that may be contained in products we manufactured or contracted to manufacture during the Reporting Period. These SORs are listed in Annex I below. Based on the RCOI, Starbucks believes that the countries of origin of the Conflict Minerals may include the countries listed in Annex II below, as well as recycled or scrap sources.
Of the 331 SORs that were identified as sources of Conflict Minerals through the RCOI, there was an indication that 66 may have been sourcing from the DRC.
Starbucks determined that it was required to exercise due diligence on the Conflict Minerals’ source and chain of custody.
IV. Due Diligence
Due Diligence Design: Starbucks designed its due diligence measures based upon the internationally recognized due diligence framework set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas.
Due Diligence Measures Performed
As part of our due diligence process, Starbucks also engaged with our Service Provider.

For those supply chains with SORs that are known or thought to be sourcing from the DRC, additional investigation was conducted by our Service Provider to determine the source and chain-of-custody of the Conflict Minerals. Our Service Provider relied on the following internationally accepted audit standards to determine which SORs were considered not to be sourcing Conflict Minerals that directly or indirectly finance or benefit armed groups in the DRC: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification (such SORs are referred to as “Certified SORs”).
If the SOR was not certified by the above internationally-recognized standards, our Service Provider attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs engaged in to track the chain-of-custody on the source of mineral ores.
In addition to the due diligence measures described above, we have a Conflict Minerals Policy Statement, which is publicly available at http://www.starbucks.com/responsibility/learn-more/policies, and the due diligence findings were reported to senior management.
V. Due Diligence Findings
As of April 12, 2017, of the 66 SORs for which there was indication that they may have been sourcing from the DRC, 65 of them were Certified SORs and one was uncertified. The one uncertified SOR is currently no longer active.
VI. Future Measures
Starbucks intends to improve its due diligence measures by taking the following steps:

•	Working with its suppliers to help them understand and comply with the Starbucks Conflict Minerals Policy Statement;

•	Continuing to work with its suppliers to obtain accurate information regarding their Conflict Minerals’ SORs; and

•	Implementing improvements in identifying suppliers whose products contain Conflict Minerals.

ANNEX I

Metal	Official Smelter Name
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Changcheng Gold & Silver Refining Factory
Gold	Chimet S.p.A.
Gold	China Gold International Resources Corp. Ltd
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gannon & Scott
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd

Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Metals Hong Kong Ltd
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	HOMESTAKE MINING COMPANY
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	HwaSeong CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi S.p.A.
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Jinlong Copper Co., Ltd.
Gold	Johnson Matthey Chemicals Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Mining Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	Linglong Gold mine
Gold	L'Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V

Gold	Minsur
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Morris and Watson Gold Coast
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Philippine Associated Smelting and Refining Corporation
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox SA
Gold	Rand Refinery (Pty) Ltd.
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation
Gold	Rio Tinto Group
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Sungeel Hitech Co., Ltd.

Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Tony Goetz NV
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Metal	Official Smelter Name
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.

Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
Metal	Official Smelter Name
Tin	5NPLUS
Tin	Alpha
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aoki Laboratories Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai
Tin	CV Tiga Sekawan
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.A. de C.V.
Tin	Elmet S.L.U.
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Jinye Mineral Company

Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	Huaxi Liuzhou smelter
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	JX Nippon Mining & Metals Co., Ltd.
Tin	LotusMetal
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S/A
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Northern Smelter
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT O.M. Indonesia

Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	PT WAHANA PERKIT JAYA
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Shangrao Xuri Smelting Factory
Tin	Soft Metais Ltda.
Tin	Sungeel Hitech Co., Ltd.
Tin	Thaisarco
Tin	Tokuriki Honten Co., Ltd.
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited
Tin	Yuntinic Chemical GmbH
Metal	Official Smelter Name
Tungsten	A.L.M.T. Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Buffalo Tungsten
Tungsten	Changsha South Tantalum Niobium Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	DODUCO GmbH
Tungsten	Exotech Inc.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG

Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd
Tungsten	Niagara Refining LLC
Tungsten	Nippon Tungsten Co., Ltd.
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	TaeguTec Ltd.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

ANNEX II

Angola	Laos	Vietnam
Argentina	Luxembourg	Zambia
Armenia	Madagascar	Zimbabwe
Australia	Malaysia
Austria	Mali
Belarus	Mexico
Belgium	Mongolia
Bermuda	Morocco
Bolivia	Mozambique
Brazil	Myanmar
Burundi	Namibia
Cambodia	Netherlands
Canada	New Zealand
Central African Republic	Niger
Chile	Nigeria
China	Papua New Guinea
Colombia	Peru
Czech Republic	Philippines
Democratic Republic of the Congo	Poland
Djibouti	Portugal
Ecuador	Republic of the Congo
Egypt	Russian Federation
Estonia	Rwanda
Ethiopia	Saudi Arabia
Finland	Sierra Leone
France	Singapore
Germany	Slovakia
Ghana	South Africa
Guinea	South Sudan
Guyana	Spain
Hong Kong	Suriname
Hungary	Sweden
India	Switzerland
Indonesia	Taiwan
Ireland	Tajikistan
Israel	Tanzania
Italy	Thailand
Japan	Turkey
Jersey	Uganda
Kazakhstan	United Arab Emirates
Kenya	United Kingdom
Korea, Republic of	United States
Kyrgyzstan	Uzbekistan